UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2010

KENNEDY-WILSON HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33824	26-0508760
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sale of Equity Securities.

As previously disclosed in a Current Report on Form 8-K filed by Kennedy-Wilson Holdings, Inc. (the “Company”), on May 21, 2010, the Company sold and issued to Fairfax Financial Holdings Limited (“Fairfax”) and certain of its affiliates an aggregate of 91,594 shares of Series A Preferred Stock, par value $0.0001 per share, of the Company (the “Series A Preferred Stock”) for a total purchase price of $91,594,000. The 91,594 shares of Series A Preferred Stock were sold and issued in connection with an initial closing under that certain 6.0% Convertible Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated May 18, 2010, between the Company and Fairfax for the issuance and sale in a private placement of up to 100,000 shares of Series A Preferred Stock at purchase price of $1,000 per share (the “Offering”).

On June 8, 2010, the Company completed the second closing of the Offering, pursuant to which the Company sold and issued to certain affiliates of Fairfax an aggregate of 8,406 shares of Series A Preferred Stock for a total purchase price of $8,406,000.

The Series A Preferred Stock were offered and sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

Dated: June 9, 2010	By:	/S/ FREEMAN A. LYLE
	Name:	Freeman A. Lyle
	Title:	Chief Financial Officer